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                                                                    EXHIBIT 23.1



                          Consent of Ernst & Young LLP


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Palm Harbor Homes, Inc. and subsidiaries, and in the Registration Statement (Form S-8 No. 333-24135) pertaining to the Palm Harbor Homes, Inc. Employee Savings Plan, and in the Registration Statement (Form S-3 No. 333-52535) and in the related Prospectus of Palm Harbor Homes, Inc. and subsidiaries of our report dated May 1, 1998, with respect to the consolidated financial statements included in the 1998 Annual Report to Shareholders of Palm Harbor Homes, Inc. and subsidiaries.

                                             /s/ ERNST & YOUNG LLP



June 10, 1998
Dallas, Texas